UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2004

MOSCOW CABLECOM CORP.
(Exact name of registrant as specified in its charter)

Commission file number: 0-1460

Delaware	06-0659863
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

405 Park Avenue	10022
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(212) 826-8942

Item. 8.01.  Other Events.

On December 3, 2004, Moscow CableCom Corp. (the "Company") issued a press release announcing the date of the Combined Special and Annual Meeting of Stockholders and to provide additional information with respect to its pending financing transaction with affiliates of Columbus Nova Capital.  A copy of the Company's press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)     Exhibits.

The following is furnished as an Exhibit to this report:

Exhibit Number	Description of Exhibit

99.1	Press Release dated December 3, 2004

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOSCOW CABLECOM CORP.
December 3, 2004	By: /s/ Andrew M. O'Shea

Andrew M. O'Shea Chief Financial Officer